SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 21, 2006

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

County National Bank

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

CNB Financial Corporation, the parent company of County National Bank, today announced reported earnings of $2.3 million or $0.26 diluted earnings per share for the quarter ended June 30, 2006, compared to $2.3 million or $0.26 diluted earnings per share for the same quarter of 2005.

(a)	Financial Statements: None

(b)	Exhibits:

Exhibit 99	News Release announcing second quarter earnings

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: July 24, 2006	By: /s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
Secretary

Exhibit Index

Number	Description

Exhibit 99	News Release announcing second quarter earnings.

Exhibit 99

News Release

Contact: Joseph B. Bower, Jr
Secretary
(814)765-9621 FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS SECOND QUARTER EARNINGS FOR 2006

Clearfield, Pennsylvania – July, 2006

CNB Financial Corporation, the parent company of County National Bank, today announced reported earnings of $2.3 million or $0.26 diluted earnings per share for the quarter ended June 30, 2006, compared to $2.3 million or $0.26 diluted earnings per share for the same quarter of 2005.

Year to date earnings for 2006 are $4.8 million compared to $4.4 million in the same period of 2005, representing an 8.5% increase.

William F. Falger, President and Chief Executive Officer, commented, “We are very pleased by our financial performance during the quarter and year to date. The Corporation has experienced good loan growth, and with the opening of our first ERIEBANK office in August, we are encouraged that this growth will continue.”

Financial Highlights (in thousands)	(unaudited)	(unaudited)

Consolidated Balance Sheets	30-Jun-06	31-Dec-05	30-Jun-05
	Consolidated	Consolidated	Consolidated
Assets
Cash and due from banks	$ 16,341	$ 19,146	$ 16,341
Interest-bearing deposits	17,951	23,871	15,867
CASH & CASH EQUIVALENTS	34,292	43,017	32,208
Securities available for sale	161,304	161,897	170,545
NET LOANS	525,830	505,010	494,769
FHLB & Federal Reserve Stock	5,206	4,789	5,519
Premises & Equipment, Net	14,565	13,912	14,075
Bank Owned Life Insurance	14,134	13,796	13,522
Intangible, net	11,849	11,994	11,696
Accrued Interest & Other Assets	9,777	9,603	10,149

TOTAL ASSETS	$ 776,957	$ 764,018	$ 752,483

Liabilities
Deposits
Non-interest bearing deposits	$ 79,382	$ 80,874	$ 71,817
Interest bearing deposits	543,677	537,629	532,476
TOTAL DEPOSITS	623,059	618,503	604,293
Short-term borrowings	854	2,000	1,534
Other borrowings	67,000	58,250	59,500
Subordinated Debentures	10,310	10,310	10,310
Accrued expenses and other liab.	5,646	4,970	7,208
TOTAL LIABILITIES	706,869	694,033	682,845

Shareholders' Equity
Common stock (1)	-	9,234	9,234
Additional paid-in	13,414	4,160	4,134
Retained earnings	60,689	58,439	56,246
Treasury stock, at cost (275,725 shares for June 2006, 209,596 shares for Dec 2005, and 128,338 shares for June 2005)	(3,987)	(3,031)	(1,801)
Restricted Stock Awards	(145)	-	-
Accumulated other comprehensive income	117	1,183	1,825
TOTAL SHAREHOLDERS' EQUITY	70,088	69,985	69,638

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 776,957	$ 764,018	$ 752,483

Nonperforming Assets	$ 2,064	$ 2,180	$ 2,942
% of Total Assets	0.27%	0.28%	0.39%
Trust Assets	$ 194,454	$ 179,738	$ 184,464

(1) On April 18, 2006, the shareholders of the Corporation voted to change from $1.00 par value to no par stock. The change had no effect on the dollar amount of total shareholder’s equity and simply resulted in a reclassification between the common stock and additional paid in capital line items.

Consolidated Income Statement	For Quarter Ended		Year To Date
	30-Jun-06	30-Jun-05	30-Jun-06	30-Jun-05
Interest Income
Loans including fees	$ 10,110	$ 8,451	$ 19,544	$ 16,382
Deposits with banks	107	71	209	137
Federal funds sold	62	23	218	106
Securities	2,016	1,772	3,832	3,488
TOTAL INTEREST AND DIVIDENDS	12,295	10,317	23,803	20,113
Interest Expense
Deposits	4,177	2,965	7,960	5,836
Federal Home Loan Bank advances	729	671	1,432	1,179
Subordinated Debentures	213	166	413	317
Total interest expense	5,119	3,802	9,805	7,332
NET INTEREST INCOME	7,176	6,515	13,998	12,781
Provision for loan losses	390	172	755	339
NET INTEREST AFTER PROVISION	6,786	6,343	13,243	12,442
Other Income
Trust income	249	239	504	459
Service charges on deposits	1,038	1,006	1994	1,891
Other charges and fees	141	129	290	261
Net security gains (losses)	-	63	341	63
Loss on other-than-temporarily impaired securities	-	(240)	-	(240)
Mortgage Servicing Income	43	24	97	49
BOLI	170	159	338	340
Wealth Management	159	200	273	293
Other	133	150	259	92
TOTAL OTHER INCOME	1,933	1,730	4,096	3,208
Non-Interest Expenses
Salaries & Benefits	2,675	2,518	5,343	4,924
Occupancy, net	664	668	1,402	1,370
Data Processing	541	389	1,037	780
Amortization of intangible	104	127	207	157
Director's Fees	123	171	218	299
Total other expenses	1,408	1,044	2,750	2,399
Total non-interest expenses	5,515	4,917	10,957	9,929
NET INCOME BEFORE TAXES	3,204	3,156	6,382	5,721
Federal income tax	869	812	1,616	1,330
NET INCOME	$ 2,335	$ 2,344	$ 4,766	$ 4,391

Earnings Per Share, Fully diluted	$ 0.26	$ 0.26	$ 0.53	$ 0.48
Dividends Per Share	$ 0.14	$ 0.14	$ 0.28	$ 0.27
Return on Average Assets (ROA)			1.26%	1.22%
Return on Average Equity (ROE)			13.66%	13.26%

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic competitive conditions; and other risks and uncertainties.

County National Bank’s website is www.bankcnb.com.